EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

NAM                                                  STATE OF INCORPORATION
--------------------------------------               ---------------------------

CONCENTRA MANAGEMENT SERVICES, INC.                  Nevada
CONCENTRA MANAGED CARE SERVICES, INC.                Massachusetts
CONCENTRA HEALTH SERVICES, INC.                      Nevada
CONCENTRA PREFERRED SYSTEMS, INC.                    Delaware
PROMPT ASSOCIATES, INC.                              Delaware
FIRST NOTICE SYSTEMS, INC.                           Delaware
FOCUS HEALTHCARE MANAGEMENT, INC.                    Tennessee
HILLMAN CONSULTING, INC.                             Nevada
OCI HOLDINGS, INC.                                   Nevada
QMC3, INC.                                           Colorado
CRA OF WASHINGTON, INC.                              Washington
DRUG FREE CONSORTIUM, INC.                           Texas
OCCUCENTERS I, L.P.                                  Texas
CONCENTRA MANAGED CARE BUSINESS TRUST                Massachusetts
CRA-MCO, INC.                                        Nevada
CALIFORNIA OCCUPATIONAL MEDICAL GROUP, INC.          California
GREANEY MEDICAL GROUP, A PROFESSIONAL                California
      MEDICAL CORPORATION
THE EXAM CENTER, INC.                                Utah